                                                                   EXHIBIT 23.01






                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



Board of Directors and Shareholders
United States Filter Corporation:


We consent to the use of our report incorporated by reference herein and the reference to our firm under the heading "Experts" in the Prospectus.

/s/ KPMG Peat Marwick LLP



Orange County, California
May 11, 1998

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

Board of Directors and Shareholders
United States Filter Corporation:

We consent to the use of our report incorporated by reference herein and the reference to our firm under the heading "Experts" in the Prospectus.


/s/ KPMG Peat Marwick LLP

Chicago, Illinois
May 11, 1998

                       CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
Culligan Water Technologies, Inc.:

We consent to the inclusion of our report dated March 17, 1997, with respect to the consolidated balance sheets of Culligan Water Technologies, Inc. as of December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Form 8-K of United States Filter Corporations dated May __, 1998.


                                          KPMG Peat Marwick LLP

Chicago, Illinois
May 6, 1998